EXHIBIT 10.8

EXECUTION COPY
SECOND OMNIBUS AMENDMENT,
AGREEMENT AND CONSENT
(Apple Ridge)

THIS SECOND OMNIBUS Amendment, Agreement and Consent (this “Agreement”) is entered into this 31st day of January 2005 for the purpose of issuing a series of Secured Variable Funding Notes, Series 2005-1, and for the purpose of making amendments to the documents described in this Agreement related to such issuance.

WHEREAS, this Agreement is among (i) Cendant Mobility Services Corporation, a Delaware corporation (“CMSC”), (ii) Cendant Mobility Financial Corporation, a Delaware Corporation (“CMF”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Cendant Mobility Client-Backed Relocation Receivables Funding LLC, formerly known as Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) JPMorgan Chase Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) and (vi) The Bank of New York, a New York state banking corporation (the “Paying Agent”), as paying agent, authentication agent and transfer agent and registrar.

WHEREAS, this Agreement relates to the following documents (each as previously amended by that certain Omnibus Amendment, Agreement and Consent dated as of December 20, 2004 entered into by the parties hereto):

--Purchase Agreement dated as of April 25, 2000 (the “Purchase Agreement”) by and between CMSC, as Originator and CMF, as Buyer;

--Receivables Purchase Agreement dated as of April 25, 2000 (the “Receivables Purchase Agreement”) by and between CMF, as originator and seller and ARSC, as buyer;

--Transfer and Servicing Agreement dated as of April 25, 2000 (the “Transfer and Servicing Agreement”) by and between ARSC, as transferor, CMSC, as originator and servicer, CMF, as originator, the Issuer, as transferee and the Indenture Trustee;

--Master Indenture dated as of April 25, 2000 (the “Master Indenture”) among the Issuer, the Indenture Trustee and the Paying Agent;
WHEREAS, the Purchase Agreement, Receivables Purchase Agreement, Transfer and Servicing Agreement and Master Indenture are, in this Agreement, collectively the “Affected Documents;”

WHEREAS, terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement, and, if not defined therein, as defined in the Master Indenture.

NOW, THEREFORE, effective upon the Effective Date (as defined below), the parties hereto hereby recognize and agree:

1.	The Purchase Agreement is hereby amended as follows:

1.1	Appendix A is hereby amended to add thereto the following definitions in alphabetical order:

“Aggregate Receivable Balance” shall have the meaning set forth in the Indenture as in effect on January 31, 2005.

“Cendant” shall mean Cendant Corporation, a Delaware corporation, and any successors thereto.

“Cendant Guarantee” shall mean that certain performance guarantee dated as of the Closing Date, executed by PHH, as amended and modified by that certain Assignment and Assumption Agreement dated as of December 20, 2004 by and among Cendant, PHH and the Indenture Trustee.

“CRESG” shall mean Cendant Real Estate Services Group LLC, a Delaware limited liability company, and any successors thereto.

“CRESG Guarantee” shall mean that certain performance guarantee dated as of January 31, 2005, executed by CRESG in favor of the Buyer and the Issuer.

“Performance Guarantee” shall mean either the Cendant Guarantee or the CRESG Guarantee, as the context may require, and the term “Performance Guarantees” shall mean both the Cendant Guarantee and the CRESG Guarantee.

1.2	The definition of “CMSC Collections” is hereby amended to delete therefrom the phrase “from PHH in respect of any payments made by PHH as guarantor of the obligations of CMSC under the PHH Guarantee” and substitute the following therefor: “from either Performance Guarantor in respect of any payments made by such Performance Guarantor as guarantor of the obligations of CMSC under the Performance Guarantee executed by it;”.

1.3	The definition of “Defaulted Receivable” is hereby amended to delete from clause (c) thereof the phrase “more than 150 days after the invoice date thereof” and substitute therefor the phrase “more than 120 days after the due date thereof”.

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1.4	The definition of “Eligible Contracts” is hereby amended to delete from clause (a) thereof the phrase “and all of the Receivables under such Contract that are subject to such restriction constitute rights to payment for services rendered not evidenced by an instrument or chattel paper” and substitute therefor the phrase “and such restriction is not effective under Section 9-406 or Section 9-408 of the UCC, as applicable.”

1.5	The definition of “Eligible Receivable” is hereby amended to delete from clause (i) thereof the phrase “if such Receivable constitutes a right to payment for services rendered not evidenced by an instrument or chattel paper” and substitute therefor the phrase “if such restriction is not effective under Section 9-406 or Section 9-408 of the UCC, as applicable.”

1.6	The definition of “Eligible Receivable” is hereby further amended to delete from clause (l) thereof the phrase “so long as such reduction is included in the determination of the Aggregate Employer Balance with respect to the related Obligor” and substitute therefor the phrase “so long as such reduction is either included in the determination of the Aggregate Employer Balance with respect to the related Obligor, or, in the case of any Advance Payment, subtracted in the determination of the Aggregate Receivable Balance”.

1.7	The definition of “Performance Guarantor” is hereby deleted in its entirety and the following is substituted therefor:

“Performance Guarantor” shall mean either Cendant or CRESG, as the context may require, and the term “Performance Guarantors” shall mean both Cendant and CRESG.

1.8	The definition of “PHH Guarantee” is hereby deleted in its entirety.

1.9	The definition of “Transaction Documents” is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

1.10	Section 3.1(a) is hereby amended to delete the text thereof in its entirety and to substitute therefor "Intentionally Omitted".

1.11	Section 3.1(b) is hereby amended to delete clause (ii) of the first sentence thereof and substitute the following therefor:

"(ii) thereafter the Buyer shall pay to the Originator, as provided in Section 4.1, a purchase price (each such purchase price, the "CMF Purchase Price") in an amount that the Originator and the Buyer mutually agree is the fair market value of such CMSC Purchased Assets."

1.12	Section 4.1 is amended by deleting the second sentence thereof in its entirety and substituting the following therefor:

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"On each other Business Day in each Monthly Period, on the terms and subject to the conditions of this Agreement, the Buyer shall pay to the Originator in cash an amount mutually agreed upon by the Originator and the Buyer on account of the CMF Purchase Price for the CMSC Purchased Assets purchased by the Buyer during such Monthly Period. Within seven Business Days after the end of each Monthly Period, the Originator shall deliver to the Buyer an accounting with respect to all Purchases of CMSC Purchased Assets that were made during such Monthly Period and the aggregate CMF Purchase Price for all the CMSC Purchased Assets that were purchased by the Buyer during such Monthly Period. If the payments on account of the CMF Purchase Price for such Monthly Period exceed the aggregate CMF Purchase Price set forth in such report minus the aggregate Originator Adjustments for such Monthly Period calculated pursuant to Section 4.3(c), then the Originator shall promptly pay such excess to the Buyer in cash and if the payments on account of the CMF Purchase Price for such Monthly Period are less than the aggregate CMF Purchase Price set forth in such report minus the aggregate Originator Adjustments for such Monthly Period calculated pursuant to Section 4.3(c), then the Buyer shall promptly pay such deficiency to the Originator in cash."

1.13	Section 4.3(c), is amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

"Within seven Business Days after the end of each Monthly Period, the Originator shall pay to the Buyer, in accordance with Section 4.4 and as provided in Section 4.1, an amount (an "Originator Adjustment") equal to the sum of (A) the aggregate Originator Dilution Adjustments, if any, owing on account of each day during such Monthly Period plus (B) the aggregate CMSC Noncomplying Asset Adjustments, if any, owing on account of each day during such Monthly Period."

1.14	Section 7.2(a) (regarding delivery of financial statements) is hereby amended (x) to delete each reference therein to “the Performance Guarantor” and substitute therefor the phrase “Cendant” and (y) to add at the conclusion thereof the following: “and (iii) copies of the annual financial statements of CRESG on a consolidated basis for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and certified by CRESG’s controller or a vice-president responsible for the financial administration of CRESG (it being understood and agreed that such statements of earnings will be prepared in accordance with CRESG’s customary management accounting practices as in effect on January 1, 2005 and need not be prepared in accordance with GAAP).”

1.15	Section 7.3(j) is hereby amended to delete therefrom the phrase “the Performance Guarantor or any Affiliate thereof” and substitute therefor the phrase “CRESG, Cendant or any Affiliate thereof”.

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1.16	Section 9.1(c) is hereby amended to delete clauses (ii) and (iii) thereof in their entirety and substitute therefor the following “(ii) either Performance Guarantor shall fail to make any required payment under its Performance Guarantee and such failure shall remain unremedied for one Business Day or (iii) either Performance Guarantor shall otherwise fail to perform under its Performance Guarantee”.

1.17	Section 9.1(d) is hereby amended to delete therefrom the phrase “the Performance Guarantor” and substitute therefor the phrase “either Performance Guarantor”.

1.18	Section 9.1(g) is hereby amended to delete therefrom the phrase “or the PHH Guarantee” and substitute therefor the phrase “or either of the Performance Guarantees”.

2	The Receivables Purchase Agreement is hereby amended as follows:

2.1	Section 2.1(a)(i) is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

2.2	The definition of “CMF Collections” is hereby amended to delete clause (g) thereof in its entirety and substitute the following therefor: “from either Performance Guarantor in respect of any payments made by such Performance Guarantor as guarantor of the obligations of the Originator or the Servicer under the Performance Guarantee executed by it”.

2.3	The definition of “CMF Pool Asset” is hereby amended to delete from clause (b) thereof the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

2.4	The definition of “Transaction Documents” is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

2.5	Section 3.1(a) is hereby amended to delete the text thereof in its entirety and to substitute therefor "Intentionally Omitted".

2.6	Section 3.1(b) is hereby amended to delete clause (ii) of the first sentence thereof and substitute the following therefor:

"(ii) thereafter ARSC shall pay to the Seller, as provided in Section 4.1, a purchase price (each such purchase price, the "ARSC Purchase Price") in an amount that the Seller and ARSC mutually agree is the fair market value of such ARSC Purchased Assets."

2.7	Section 4.1 is amended by deleting the second sentence thereof in its entirety and substituting the following therefor:

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"On each other Business Day in each Monthly Period, on the terms and subject to the conditions of this Agreement, ARSC shall pay to the Seller in cash an amount mutually agreed upon by the Seller and ARSC on account of the ARSC Purchase Price for the ARSC Purchased Assets purchased by ARSC during such Monthly Period. Within seven Business Days after the end of each Monthly Period, the Seller shall deliver to ARSC an accounting with respect to all Purchases of ARSC Purchased Assets that were made during such Monthly Period and the aggregate ARSC Purchase Price for all the ARSC Purchased Assets that were purchased by ARSC during such Monthly Period. If the payments on account of the ARSC Purchase Price for such Monthly Period exceed the aggregate ARSC Purchase Price set forth in such report minus the aggregate Originator Adjustments for such Monthly Period calculated pursuant to Section 4.3(c), then the Seller shall promptly pay such excess to ARSC in cash and if the payments on account of the ARSC Purchase Price for such Monthly Period are less than the aggregate ARSC Purchase Price set forth in such report minus the aggregate Originator Adjustments for such Monthly Period calculated pursuant to Section 4.3(c), then ARSC shall promptly pay such deficiency to the Seller in cash."

2.8	Section 4.3(c), is amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

"Within seven Business Days after the end of each Monthly Period, the Seller shall pay to ARSC, in accordance with Section 4.4 and as provided in Section 4.1, an amount (an "Originator Adjustment") equal to the sum of (A) the aggregate Originator Dilution Adjustments, if any, owing on account of each day during such Monthly Period plus (B) the aggregate CMF Noncomplying Asset Adjustments, if any, owing on account of each day during such Monthly Period."

2.9	Section 7.2(a) (regarding delivery of financial statements) is hereby amended (x) to delete each reference therein to “the Performance Guarantor” and substitute therefor the phrase “Cendant”.

2.10	Section 9.1(c) is hereby amended to delete clauses (iii) and (iv) thereof in their entirety and substitute therefor the following “(iii) either Performance Guarantor shall fail to make any required payment under its Performance Guarantee and such failure shall remain unremedied for one Business Day or (iv) either Performance Guarantor shall otherwise fail to perform under its Performance Guarantee”.

2.11	Section 9.1(d) is hereby amended to delete therefrom the phrase “the Performance Guarantor” and substitute therefor the phrase “either Performance Guarantor”.

2.12	Section 9.1(g) is hereby amended to delete therefrom the phrase “or the PHH Guarantee” and substitute therefor the phrase “or either of the Performance Guarantees”.

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2.13	Section 11.18 is hereby amended (x) to delete therefrom the phrase “Cendant Corporation and PHH” and substitute therefor the phrase “Cendant, PHH and CRESG” and (y) to delete therefrom the phrase “Cendant Corporation nor PHH” and substitute therefor the phrase “Cendant, CRESG nor PHH”.

3	The Master Indenture is hereby amended as follows:

3.1	The Granting Clause is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

3.2	The definition of “Aggregate Employer Balance” is hereby amended: (i) to delete from clause (a) thereof the phrase “including the amount of any Advance Payment made by such Employer with respect to such Receivables or any other obligations of such Employer” and substitute therefor the phrase “excluding the amount of any Advance Payment made by such Employer with respect to such Receivables or any other obligations of such Employer”; (ii) to delete the comma (“,”) immediately preceding clause (b) and substitute therefor the word “and”; (iii) to delete therefrom the phrase “and (c) in the case of all Receivables owed by such Employer, the Unpaid Balance of any Advance Billing Receivables of such Employer”; and (iv) to add the following new sentence at the conclusion thereof: ”For the avoidance of doubt, the Aggregate Employer Balance with respect to any Employer shall include the aggregate Unpaid Balance of any Advance Billing Receivables of such Employer.”

3.3	The definition of “Aggregate Receivable Balance” is hereby amended to add at the conclusion thereof the following phrase: “minus the aggregate dollar amount of Advance Payments made by each such Employer minus the aggregate Unpaid Balance of any Advance Billing Receivables of such Employer plus the amount, if any, (such amount, the “Net Credit Balance”) by which (x) the sum of (i) the outstanding Advance Payments received by any Employer with respect to Receivables or any other obligations of such Employer and (ii) the Unpaid Balance of any Advance Billing Receivables of such Employer exceeds (y) the Aggregate Employer Balance with respect to such Employer.”

3.4	Obligor Limit: The definition of “Obligor Limit” is deleted in its entirety and the following is substituted therefor:

“Obligor Limit” shall mean, as of any date of determination, (a) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of “A+” or better from S&P and “A1” or better from Moody’s, 6% of the Aggregate Receivable Balance, (b) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of less than “A+” but “BBB” or better from S&P and less than “A1” but “Baa2” or better from Moody’s, 4% of the Aggregate Receivable Balance, (c) having an unsecured long-term debt rating (or equivalent shadow rating) of “BBB-” from S&P or of “Baa3” from Moody’s, 2% of the Aggregate Receivable Balance and (d) not having an

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unsecured long-term debt rating (or equivalent) from S&P or Moody’s or having an unsecured long-term debt rating (or equivalent shadow rating) of less than “BBB-” from S&P or of less than “Baa3” from Moody’s, 1% of the Aggregate Receivable Balance; provided, that, for purposes of calculating the Obligor Limits, an Obligor which has a long-term debt rating from only one of S&P and Moody’s will be treated as if it was rated by both agencies at one level below its actual rating; and provided, further that, to the extent set forth in any Supplement, the Noteholders of such Series may in their discretion approve any higher Obligor Limit for any Obligor under such terms and conditions which are acceptable to all Noteholders of such Series. For purposes of calculating the Obligor Limits, no Obligor shall be deemed to have a debt rating based solely on the rating of any Affiliate unless that Affiliate is contractually obligated on the related Receivable of such Obligor, in which event that Obligor and such Affiliate shall be treated as a single Obligor. If an Obligor’s unsecured long-term debt rating (or equivalent shadow rating) results in two different Obligor Limits (because of differences in the long-term unsecured debt ratings assigned by each of the Rating Agencies), the Obligor Limit for such Obligor will be the lower of the two different Obligor Limits.

3.5	The definition of “Overconcentration Amount” is hereby amended (i) to delete from clause (a)(i)(B) thereof the number “15%” and substitute therefor “18.5%” and (ii) to delete from clause (a)(ii)(B) thereof the number “25%” and substitute therefor the number “27.5%”.

3.6	The definition of “Transaction Documents” is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

3.7	Section 3.02(a) is hereby amended to delete therefrom the phrase “the audited financial statements of the Issuer at the end of such year, prepared by independent certified public accounts of nationally recognized standing” and substitute therefor the phrase “the financial statements of the Issuer at the end of such year, prepared in accordance with GAAP”.

3.8	Section 3.06(e) is hereby amended to delete therefrom the phrase “or the Performance Guarantor of its obligations under the PHH Guarantee” and substitute therefor the phrase “or either Performance Guarantor of its obligations under the Performance Guarantee executed by it”.

3.9	Section 8.04 is hereby amended to add a new Section (f), which shall read as follows:

“(f) Notwithstanding the preceding provisions of this Section 8.04, so long as no Servicer Default or Event of Default shall have occurred and be continuing and no Amortization Period for any Series of Notes is then in effect, the Trustee shall not be required to make the allocations and

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determinations set forth in Section 8.04(c) on any date other than a Distribution Date and, so long as no Asset Deficiency exists or would result therefrom, the Trustee is authorized to release to the Issuer, without an accounting from the Servicer, all Pool Collections not required under the terms of any Supplement to be set aside for the benefit of the Noteholders on any other Deposit Date.”

4	The Transfer and Servicing Agreement is hereby amended as follows:

4.1	Section 1.01 is hereby amended to add the following definition in alphabetical order:

“Reported EBITDA” shall mean the consolidated income of CSREG from continuing operations before non-program related depreciation and amortization, non-program related interest, amortization of pendings and listings, income taxes and minority interest, in each case in a manner consistent with such number as reported in Cendant’s consolidating financial statements filed by Cendant with the Securities and Exchange Commission under Form 10-K for the most recent fiscal year preceding such 10-K filing, and under Form 10-Q for the period from the beginning of the most recent fiscal year through the end of the fiscal quarter preceding such 10-Q filing.

4.2	The definition of “Required Marketing Expenses Account Amount” is hereby amended (i) to delete therefrom each reference to “150 days” and substitute therefor “120 days”; (ii) to delete therefrom each reference to “160 days” and substitute therefor “130 days”; (iii) to delete therefrom each reference therein to “170 days” and substitute therefor “140 days” and (iv) to delete therefrom each reference therein to “180 days” and substitute therefor “150 days.”

4.3	Section 3.01(b) is hereby amended to delete therefrom the phrase “any Affiliates of PHH” and substitute therefor the phrase “any Affiliates of Cendant”.

4.4	Section 3.05 is hereby amended to add the following clause (m) at the conclusion thereof:

(m)    Notification of Series 2005-1 Asset Amount Deficiency or Amortization Event. The Servicer shall promptly notify the Issuer of any Asset Deficiency or Amortization Event (as each such term is defined in the Indenture) with respect to any Series of which the Servicer has actual knowledge.

4.5	Section 3.06(g) is hereby amended to insert the word “Pool” before the word “Collections.”

4.6	Section 3.07(c) is hereby amended to delete from the first sentence thereof the phrase “No later than four Business Days prior to the Distribution Date” and substitute therefor the phrase “No later than two Business Days prior the Distribution Date”.

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4.7	Section 3.10(c) is hereby amended to delete the first sentence thereof in its entirety and to substitute therefor the following:

If (i) the Servicer makes a deposit into the Collection Account in respect of a collection of a Pool Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes an error with respect to the amount of any Pool Collection and deposits an amount that is less than or more than the actual amount of such Pool Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or error.

4.8	Section 3.12(a) is hereby amended to insert the word “Pool” before the word “Collections.”

4.9	Section 3.12(b) is hereby amended to delete therefrom the phrase “from Collections” and to substitute therefor the phrase “from Pool Collections.”

4.10	Section 5.02 is hereby amended to delete therefrom the phrase “the PHH Guarantee” and substitute therefor the phrase “the Performance Guarantees”.

4.11	Section 7.05 is hereby amended to delete therefrom the phrase “any of its Affiliates that is a direct or indirect wholly owned subsidiary of the Performance Guarantor, subject to reaffirmation by the Performance Guarantor of the PHH Guarantee with respect to such Successor Servicer” and substitute therefor the phrase “any of its Affiliates that is a direct or indirect wholly owned subsidiary of the Performance Guarantors, subject to reaffirmation by each Performance Guarantor of its Performance Guarantee with respect to such Successor Servicer”.

4.12	Section 9.01 is hereby amended to add the word “or” immediately at the end of clause (d) thereof and to add immediately thereafter the following sub-clauses (e) and (f):

“(e) either of the Performance Guarantees shall cease to be in full force and effect for any reason other than in accordance with its terms; or

(f) as of the end of any fiscal quarter commencing with the fiscal quarter ended December 31, 2004, CRESG shall fail to have maintained a Reported EBITDA of at least $750,000,000 calculated for the twelve-month period then ending;”

4.13	Section 9.05 is hereby amended to delete the first sentence thereof in its entirety and substitute therefor the following: “If (a) CMSC is the Servicer and (b) the Average Days in Inventory is more than 120 days, the Servicer shall establish and fund an Eligible Account (the “Marketing Expenses Account”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and, to the extent provided in Section 9.05(b), any Successor Servicer.”

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4.14	Article IX is hereby amended to add at the conclusion thereof the following new Section 9.06:

“Section 9.06. Lockbox Agreements. If a Servicer Default has occurred and is continuing, or to the extent set forth in any Supplement, upon the occurrence of an Amortization Event with respect to any Series of Notes, the Indenture Trustee, as assignee of the Transferor and the Issuer with respect to the Lockboxes, may give Termination Notices to the Lockbox Banks under the Lockbox Agreements in order to terminate the Servicer’s ability to instruct the Lockbox Banks as to the transfers of funds from the Lockbox Accounts and to instruct the Lockbox Banks to follow the directions of the Indenture Trustee as to all such transfers. In the event the Indenture Trustee gives such Termination Notices, all such transfers from the Lockbox Accounts must be made directly to the Collection Account or, to the extent otherwise permitted under the Indenture or an applicable Supplement, to such other accounts established under the Indenture and/or any Supplement for the benefit of the Noteholders.”

4.15	Section 11.12 is hereby amended (x) to delete therefrom the phrase “Cendant Corporation and PHH” and substitute therefor the phrase “Cendant, PHH and CRESG” and (y) to delete therefrom the phrase “Cendant Corporation nor PHH” and substitute therefor the phrase “Cendant, CRESG nor PHH”.

5	Concurrently with the issuance of the Series 2005-1 Notes and the execution and delivery of this Agreement: (i) the Indenture Supplements and note purchase agreements related to the Series 2000-2 Notes and the Series 2000-3 Notes (collectively, the “Existing VFNs”) shall be, and hereby are, automatically terminated and of no further force and effect, except for such provisions therein which by their terms expressly survive such termination; (ii) all obligations of the holders of the Existing VFNs under such documents to fund any increases thereunder shall automatically terminate and no such future increases shall be funded; and (iii) the Series Enhancer shall be automatically released from any further liability under the Series Enhancement relating to the Existing VFNs.

6	Notwithstanding anything to the contrary in the Affected Documents or any Supplement or the foregoing amendments set forth in this Agreement, until such time as the amount on deposit in the Series 2000-1 Principal Subaccount is equal to the Series Outstanding Amount of the Series 2000-1 Notes, the following provisions (the “Override Provisions”) shall apply:

6.1	The principal amount advanced under the Series 2005-1 Notes shall not exceed $400,000,000.

6.2	All amounts advanced under the Series 2005-1 Notes shall be funded into the “Series 2005-1 Pre-Funding Subaccount” (as defined in the Supplement for the Series 2005-1 Notes) which is under the control of the Indenture Trustee and the cumulative amounts of funds released to the Issuer from the Series 2005-1 Pre-Funding Account shall not exceed the cumulative dollar amount of funds set aside in the Principal Subaccount for the Series 2000-1

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Notes (such account, the “Series 2000-1 Principal Subaccount”) and/or subsequently released to pay principal on the Series 2000-1 Notes.

6.3	For purposes of determining if an Asset Deficiency exists with respect to Series 2005-1, the Required Asset Amounts for Series 2005-1 shall be calculated as if the Series Outstanding Amount for Series 2005-1 were equal to $400,000,000 and the outstanding principal amount of the Series 2000-1 Notes were equal to zero.

6.4	For purposes of determining if an Asset Deficiency exists with respect to Series 2000-1, subject to the additional provisions set forth in Section 6.5 below, the Required Asset Amounts for Series 2000-1 shall be calculated as if the Series Outstanding Amount for Series 2000-1 were equal to $400,000,000 and the outstanding principal amount of the Series 2005-1 Notes were equal to zero.

6.5	Each Receivables Activity Report delivered under the Transfer and Servicing Agreement shall include (i) a separate calculation of the Adjusted Aggregate Receivables Balance without giving effect to the modifications to the definitions of Overconcentration Amount and Obligor Limit set forth in part 3 of this Agreement (such separate calculation, the “Modified AARB”) and (ii) a calculation of the Series 2000-1 Required Asset Amount computed in accordance with the Series 2000-1 Supplement and the Indenture as modified by this Agreement but using the Modified AARB in place of the Adjusted Aggregate Receivables Balance as redefined hereby. It shall constitute a Series 2000-1 Asset Amount Deficiency under the Series 2000-1 Supplement if, based on such separate calculation, the “Series 2000-1 Allocated Adjusted Aggregate Receivables Balance” (as calculated in accordance with the Series 2000-1 Supplement and the Indenture as modified hereby but using the Modified AARB in place of the Adjusted Aggregate Receivables Balance as redefined hereby) is less than the Series 2000-1 Required Asset Amount as of such date.

6.6	In the event of any inconsistency between any of the Override Provisions and the provisions of any Affected Document, any Supplement to the Indenture or any other Transaction Document, the Override Provisions shall control; provided, however, that at such time as the amount on deposit in the Series 2000-1 Principal Subaccount is equal to the Series Outstanding Amount of the Series 2000-1 Notes, the Override Provisions shall no longer be of any force and effect.

7	This Amendment shall become effective concurrently with the date of issuance of the Series 2005-1 Notes (the “Effective Date”) upon satisfaction of the conditions precedent that, as of the time of such issuance: (x) the Series Outstanding Amounts under the Existing VFNs has been reduced to zero and (y) the Indenture Trustee shall have previously received (i) counterparts of the signature pages hereto executed by all parties hereto, (ii) the consent of the Majority Investors and each applicable Series Enhancer to the execution of this

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Amendment, and (iii) the Reaffirmation by Cendant Corporation of that certain Performance Guaranty dated April 25, 2000, by PHH Corporation in favor of Cendant Mobility Financial Corporation, as modified by that certain Assignment and Assumption Agreement dated as of December 20, 2004, from PHH Corporation to Cendant Corporation. For the purposes of the signature pages hereto, the term “Investor” is synonymous with the term “Noteholder” as defined in the Master Indenture.

8	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

9	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10	Upon the effectiveness of this Agreement: (i) all references in any Affected Document to “this Agreement”, “hereof”, “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Agreement; and (iii) each reference in any Transaction Document to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Agreement; provided, that, notwithstanding the foregoing or any other provisions of this Agreement , the amendments contained in this Agreement shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under the Purchase Agreement, Receivables Purchase Agreement or Transfer and Servicing Agreement with respect to Receivables transferred or purported to have been transferred thereunder prior to the Effective Date, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y) otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to the Purchase Agreement prior to the Effective Date.

11	This Agreement shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Document, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

12	By its signature hereto each of the investors signing hereto as an Investor (constituting all of the Investors in Series 2005-1), and MBIA, as the sole Applicable Series Enhancer for all other Series, hereby direct the Indenture Trustee to agree, consent to and accept this Agreement.

13

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CENDANT MOBILITY SERVICES CORPORATION By: /s/ Elizabeth R. Cohen
Name: Elizabeth R. Cohen Title: Vice President and Assistant Treasurer
CENDANT MOBILITY FINANCIAL CORPORATION By: /s/ Elizabeth R. Cohen
Name: Elizabeth R. Cohen Title: Vice President and Assistant Treasurer
APPLE RIDGE SERVICES CORPORATION By: /s/ Elizabeth R. Cohen
Name: Elizabeth R. Cohen Title: Vice President and Assistant Treasurer
CENDANT MOBILITY CLIENT-BACKED RELOCATION RECEIVABLES FUNDING LLC By: /s/ Elizabeth R. Cohen
Name: Elizabeth R. Cohen Title: Vice President and Assistant Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Daniel C. Brown
Name: Daniel C. Brown, Jr. Title: Vice President
THE BANK OF NEW YORK, as Paying Agent By: /s/ Catherine Murray
Name: Catherine Murray Title: Assistant Treasurer

The undersigned hereby consent to the execution of the above Amendment:
MBIA INSURANCE CORPORATION, as the Applicable Series Enhancer By: /s/ Andrew P. Laterza
Name: Andrew P. Laterza Title: Vice President
FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation), as an Investor By: /s/ Jill A. Gordon
Name: Jill A. Gordon Title: Vice President
HARRIS NESBITT CORP. (f/k/a BMO Nesbitt Burns Corp.), as an Investor By: /s/ Brian T. Zaban
Name: Brian T. Zaban Title: Vice President

ATLANTIC ASSET SECURITIZATION CORP., as an Investor By: /s/ David C. Fink
Name: David C. Fink Title: Managing Director
By: /s/ Sam Pilcer
Name: Sam Plicer Title: Managing Director
CALYON NEW YORK BRANCH (formerly Credit Lyonnais New York Branch), as an Investor By: /s/ David C. Fink
Name: David C. Fink Title: Managing Director
By: /s/ Sam Pilcer
Name: Sam Plicer Title: Managing Director
VICTORY RECEIVABLES CORPORATION, as an Investor By: /s/ R. Douglas Donaldson
Name: R. Douglas Donaldson Title: Treasurer
THE BANK OF TOKYO-MITSUBITSHI, LTD., New York Branch, as an Investor By: /s/ A. K. Reddy
Name: A. K. Reddy Title: Vice President

LIBERTY STREET FUNDING CORP., as an Investor By: /s/ Bernard J. Angelo
Name: Bernard J. Angelo Title: Vice President
THE BANK OF NOVA SCOTIA, as an Investor By: /s/ J. Alan Edwards
Name: J. Alan Edwards Title: Managing Director

REAFFIRMATION

The undersigned hereby acknowledges receipt of a copy of the foregoing Second Omnibus Amendment, Agreement and Consent dated as of January 31, 2005 among (i) Cendant Mobility Services Corporation, a Delaware corporation (“CMSC”), (ii) Cendant Mobility Financial Corporation, a Delaware Corporation (“CMF”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Cendant Mobility Client-Backed Relocation Receivables Funding LLC, formerly known as Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) JPMorgan Chase Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) and (vi) The Bank of New York, a New York state banking corporation (the “Paying Agent”), as paying agent, authentication agent and transfer agent and registrar (the “Amendment”) which amends the following documents:

--Purchase Agreement dated as of April 25, 2000 (the “Purchase Agreement”) by and between CMSC, as Originator and CMF, as Buyer;

--Receivables Purchase Agreement dated as of April 25, 2000 (the “Receivables Purchase Agreement”) by and between CMF, as originator and seller and ARSC, as buyer;

--Transfer and Servicing Agreement dated as of April 25, 2000 (the “Transfer and Servicing Agreement”) by and between ARSC, as transferor, CMSC, as originator and servicer, CMF, as originator, the Issuer, as transferee and the Indenture Trustee; and

--Master Indenture dated as of April 25, 2000 (the “Master Indenture”) among the Issuer, the Indenture Trustee and the Paying Agent.

Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Amendment, or if not defined therein, the Purchase Agreement, or if not defined therein, the Master Indenture.

Without in any way establishing a course of dealing by the Indenture Trustee, any Series Enhancer, any Administrative Agent, any Noteholder or the undersigned, the undersigned reaffirms the terms and conditions of that certain Performance Guaranty dated April 25, 2000, by PHH Corporation in favor of CMF and the Issuer, as modified by that certain Assignment and Assumption Agreement dated as of December 20, 2004, from PHH Corporation to Cendant Corporation, and acknowledges and agrees that such Performance Guaranty remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Each reference to the Affected Documents contained in the above-referenced Performance Guaranty shall mean and be a reference to the Affected Documents as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

The undersigned covenants and agrees to furnish to the “Managing Agents” (as defined in the Note Purchase Agreement for Series 2005-1 (such agreement, the “Note Purchase Agreement”) and to the Issuer (i) notice of the occurrence of any event which has had or would reasonably be expected to have a material adverse effect on its condition or operations, financial or otherwise, and (ii) those financial statements required by Sections 5.01(c)(i), (ii) and (iii) of the Note Purchase Agreement. As long as the undersigned is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of Section 5.01(c)(ii) of the Note Purchase Agreement and a copy of its report on Form 10-Q shall satisfy the requirements of Section 5.01(c)(i) of the Note Purchase Agreement. Information required to be delivered pursuant to Sections 5.01(c)(i), (ii) and (iii) of the Note Purchase Agreement shall be deemed to have been delivered on the date on which it has been posted on (i) the website of the undersigned on the Internet at www.cendant.com or (ii) sec.gov/edgar/searchedgar/webusers.htm.

IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation to be executed by its duly authorized officer as of the date below.

Dated as of January 31, 2005

CENDANT CORPORATION By: /s/ Ronald Nelson
Its: President and Chief Financial Officer